Exhibit 10.13(a)

FIRST AMENDMENT TO LEASE

This is the First Amendment (“First Amendment”) to that certain Lease dated September 5, 2017 (the “Lease”) made and entered into by and between OUSTER, INC., a Delaware corporation (“Tenant”) and MISSION CREATIVE OWNERSHIP, LLC, a Delaware limited liability company (“Landlord”).

RECITALS

WHEREAS, Landlord and Tenant are parties to the above referenced Lease for Premises located at 2741 16th Street, San Francisco, California 94107 (the “Premises”); and

WHEREAS, in connection with the installation of a “clean room” by Tenant at the adjoining property known as 350 Treat Avenue, Tenant desires to locate on the Premises the HVAC equipment necessary for the operation of the clean room, and Landlord is agreeable thereto; and

WHEREAS, capitalized terms which are not otherwise defined herein shall be deemed to have the same meanings herein as are ascribed to such terms in the Lease.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease is amended as follows.

AGREEMENT

1.    Approval of HVAC Equipment Installation. Landlord hereby approves the installation, use operation, maintenance, repair, replacement and removal of an HVAC unit, related concrete pad and related conduit, connecting lines and other components (collectively, the “HVAC Equipment”), to be installed and used in conjunction with the operation of a clean room at 350 Treat; all as generally shown on Exhibit A, attached hereto and incorporated herein by this reference, and at the location on the Premises shown on Exhibit A and referred to herein as the “HVAC Equipment Area”.

2.    Term. Tenant’s right to locate and maintain such HVAC Equipment on the Premises shall continue until such time as Tenant is no longer leasing the HVAC Equipment Area from Landlord. At such time, Tenant shall immediately remove the HVAC Equipment from the Premises and restore such area and any other areas of the Premises affected by the HVAC Equipment to the same condition that existed prior to the installation of the HVAC Equipment.

3.    Additional Terms and Conditions. The approval hereinabove given is subject to the following terms and conditions:

a.    Tenant shall bear all costs associated with its installation and use of the HVAC Equipment, including but not limited to all costs of maintenance and operation of the HVAC Equipment as well as the cost of the installation and/or removal of the HVAC Equipment from the Premises.

b.    Tenant shall indemnify, defend and hold harmless Landlord and its agents, employees and property managers from and against any and all costs, expenses, claims, demands, actions, causes of action, obligations, liabilities, and judgments, including attorneys’ fees, arising in any manner at any time by reason of the HVAC Equipment or the use thereof by Tenant.

4.    Entire Agreement. All understandings and agreements, oral or written, previously made between the parties hereto pertaining to the subject matter hereof are merged in this First Amendment, which alone fully and completely expresses the agreement between Landlord and Tenant. No modification, waiver or amendment of this First Amendment or of any of its conditions or provisions shall be binding upon Landlord unless in writing signed by Landlord.

5.    Authority. Each signatory of this First Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Each provision of this First Amendment shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also of their respective heirs, legal representatives, successors and assigns.

6.    Signatures. The parties hereto consent and agree that this First Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this First Amendment using electronic signature technology, by clicking “SIGN”, such party is signing this First Amendment electronically, and (2) the electronic signatures appearing on this First Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the 21st day of January, 2018.

TENANT

OUSTER, INC., a Delaware corporation
By:	/s/ Raffi Mardirosian

Print Name: Raffi Mardirosian

Its: VP Corporate Development

LANDLORD

MISSION CREATIVE OWNERSHIP, LLC, a Delaware limited liability company

By:	/s/ Lou Vasquez
Title:	Member
Date:	4/23/18

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